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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2002

Inamed Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09741 (Commission File Number)	59-0920629 (IRS Employer Identification No.)
5540 Ekwill Street—Suite D, Santa Barbara, California (Address of Principal Executive Offices)		93111-2919 (Zip Code)

Registrant's telephone number: (805) 692-5400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On August 30, 2002, affiliates of Appaloosa Management L.P. exercised four (4) warrants originally issued in 1998 and acquired an aggregate of 941,796 shares of Inamed's common stock. Two of the warrants were each exercised for 289,755 shares of common stock (a total of 579,510 shares) at an exercise price of $6.50 per share, and the remaining two warrants were each exercised for 181,143 shares of common stock (a total of 362,286 shares) at an exercise price of $7.50 per share. The shares issued by Inamed pursuant to the exercise of the warrants are registered with the Securities and Exchange Commission on a Form S-3 registration statement, filed on June 6, 2000. According to Amendment 21 to the statement on Schedule 13D filed on behalf of Appaloosa Management L.P. and David A. Tepper (collectively, the "Reporting Persons") on September 3, 2002, each of the Reporting Persons (and its respective affiliates) reserves the right to sell or transfer Inamed shares beneficially owned by it from time to time in public or private transactions, and cause Appaloosa Management L.P. to distribute shares in kind to its limited partners, the limited partners of an affiliate and the investors in an affiliate.

        Inamed received aggregate proceeds from the foregoing in the amount of approximately $6.5 million. Inamed intends to use the proceeds for working capital and general corporate purposes.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INAMED CORPORATION
Date: September 6, 2002	By:	/s/ JOSEPH A. NEWCOMB
		Name:	Joseph A. Newcomb
		Title:	Senior Vice President Secretary and General Counsel

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FORM 8-K
  Item 5. Other Events.
SIGNATURE